SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 28, 2020

Bank of Commerce Holdings

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

555 Capitol Mall, Suite 1255
Sacramento, California 95814
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (800) 421-2575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BOCH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2020, Bank of Commerce Holdings (the “Company”), the holding company for Merchants Bank of Commerce (the “Bank”), and Samuel D. Jimenez, Executive Vice President and Chief Operating Officer of the Company, mutually agreed that Mr. Jimenez will depart the Company and the Bank, effective immediately.

The Company, the Bank, and Mr. Jimenez have entered into a Severance and Release Agreement (“Severance Agreement”) as contemplated by Mr. Jimenez’s Amended and Restated Employment Agreement dated as of February 21, 2017, and as amended on May 3, 2018 (“Employment Agreement”). Consistent with the terms of the Employment Agreement, the Severance Agreement provides Mr. Jimenez with compensation in the amount of $456,617.19 in exchange for a general release of claims by Mr. Jimenez against the Company and the Bank. The Severance Agreement was approved by the Boards of Directors of the Company and the Bank on January 28, 2020 (the “Separation Date”). Mr. Jimenez will also be entitled to receive all vested benefits as of the Separation Date under the Bank’s 401(k) plan and Supplemental Executive Retirement Plan in accordance with the terms of those plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2020
/s/ Randall S. Eslick
By: Randall S. Eslick
President and Chief Executive Officer

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